UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 6, 2018

NORTHERN MINERALS & EXPLORATION LTD.
(Exact name of registrant as specified in its charter)

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Nevada	333-146934	98-0557171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1889 FM 2088, Quitman, TX	75783
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (254) 631-2093

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2018, Howard Siegel, sole director, of the Company expanded the size of the Company’s Board of Directors to 3 and appointed Noel Schaefer and Victor Miranda to the Board of Directors effective immediately. The new Board of Directors appointed a new slate of officers as follows effective immediately:

Ivan Webb, Chief Executive Officer

Victor Miranda, Chief Financial Officer

Noel Schaefer, Chief Operations Officer

Roger Autrey, VP Business Development & Secretary

Mark Seitz, VP Director of Operations

Ivan Webb, Chief Executive Officer (“CEO”), has served as Vice President of the Company since August 2014. He has over 40 years in all aspects of the petroleum industry ranging from leasing large concessions in Australia to drilling and operating producing wells in Texas. He has management experience for both public and private company startups from incorporation through private or public funding programs in the capacity as an officer and director.

Victor Miranda, Director & Chief Financial Officer (“CFO”), is a CEO of an insurance broker firm, passionate about ventures developing USA/MEXICO cross border opportunities. He has 15 years of hands on experience in the sales management for the financial sector, with particular focus on developing a savers culture through employee benefits, and 7 years developing successful real estate development projects in Quintana Roo. Quintana Roo is the State in Mexico where the Pemer Bacalar property is located.

Noel Schaefer Director & Chief Operations Officer (“COO”) has served in a variety of executive and director positions in his 30 plus year career with both domestic and international companies. His emphasis has been with startups by setting up market profiles, developing strategic market placement and refining corporate objectives. Mr. Schaefer has successfully helped to raise funds from both the public and private sectors. He has worked extensively in Far East and Latin America with a particular focus on Mexico. He holds a Bachelor of Science degree from Brigham Young University with an emphasis in Marketing and Finance.

Roger Autrey, VP Business Development & Secretary, has more than 25 years of experience in international oil and gas operations, including sales, marketing, and acquisitions through privately operated and publicly traded oil and gas companies. He has personally identified, evaluated and recommended new prospects being offered by government agencies internationally. He has been involved in private bids resulting in successful awards of over 250,000,000 gross acres, both onshore and offshore Australia and is active in several projects in Australia and Africa.

Mark Seitz, VP Director of Operations, has over 34 years as an engineering manager, has experience in all facets of the petroleum industry, including managing, supervising, engineering, drilling and production. He holds a Bachelor of Science degree in Petroleum Engineering from the Colorado School of Mines. He has prepared, implemented and audited Quality Assurance and Quality Control Standards. He has vast experience in international endeavors where he developed strategies to train and utilize national staff at all levels.

The Company issued a news release announcing the appointment of Mr. Schaefer and Mr. Miranda along with the announcement of the new slate of officers on July 10, 2018. A copy of the news release is included as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

99.1	Press Release dated July 10, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN MINERALS & EXPLORATION LTD.

/s/Ivan Webb
Ivan Webb
Chief Executive Officer

Date July 27, 2018

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